Exhibit 23.5

                        Consent of Keller & Company, Inc.


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                             KELLER & COMPANY, INC.
                              555 Metro Place North
                                    Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



June 13, 1997


Re:  Valuation Appraisal of Oregon Trail Financial Corp.
     Pioneer Bank, a Federal Savings Bank
     Baker City, Oregon

We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Pioneer Bank, a Federal Savings Bank with the Office of Thrift
Supervision and the Registration Statement on Form S-1 to be filed by Oregon Trail Financial Corp. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the said Form AC and in the said Form S-1 and any amendments thereto.


Very truly yours,


KELLER & COMPANY, INC.

by:  /s/  Michael R. Keller
          -----------------
          Michael R. Keller
          President